Exhibit 99

Form 4 Joint Filer Information

Name:     Northrop Grumman Space & Mission Systems Corp.,
    an Ohio corporation
Address:    1840 Century Park East
    Los Angeles, CA 90067
Designated Filer:  Northrop Grumman Corporation
Issuer & Ticker Symbol: NOC
Date of Event
  Requiring Statement: 12/08/2005
Signature:

By:
    /s/ Lloyd A. Straits
    Assistant Treasurer